UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.
(Name of Registrant as Specified in Its Charter)

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The following contains an email sent by Vlad Coric, Chief Executive Officer of Registrant, to employees of Registrant on May 14, 2022, and a transcript of the video linked in the email.

Subject: All Employee Video from Vlad

Dear Employees –

Please see attached a video message that I wanted to share with each of you as this week comes to a close.

https://vimeo.com/709716687/fc1da731ed [vimeo.com]

Best,
Vlad

VLAD CORIC
CHIEF EXECUTIVE OFFICER

I’m sure this past week has been a lot for everyone to process and it has been for me too. We are a close-knit team at Biohaven so the news of our acquisition by Pfizer comes with mixed emotions and uncertainty of the impact on all of our roles … and the relationships that we have valued with each other over the last few years.

Despite the mix of emotions this past week, we have been on a journey together and it’s been tremendous and we also know there are great opportunities ahead for all of us.

For our commercial founders, what you have done in the past two years since the launch of Nurtec ODT has been nothing short of extraordinary and has set an industry standard for new drug launches. Our mission to bring this important drug to patients is still at the very beginning phases and we have much work ahead of us. Pfizer understands the critical importance of the commercial, medical affairs and CMC groups to make sure the delivery of Nurtec ODT continues to reach as many patients as possible and that it remain uninterrupted. These groups that have been so critical to the success of Nurtec ODT will be part of the Pfizer team after the closing of the transaction/deal.

You launched a product during a global pandemic; you out hustled and outsmarted several entrenched competitors; and you created the market leading migraine therapy that is on a path to become a blockbuster status. You proved that David could beat Goliath, and now you will be the part of a larger team to complete the task for this important brand.

For those of you outside of the commercial organization, we have committed to provide Pfizer with employees who have the skill sets needed to support the R&D growth trajectory of CGRP and to ensure patients get Nurtec uninterrupted.

For all of you who will be going to Pfizer, you will be the stewards of the entire successful CGRP franchise and will continue to drive value there in the years to come.

It is clear that Pfizer recognized the value of all of you and what we have built with our franchise and Nurtec ODT – as did so many others outside this organization who are following the important work that we do.

Here’s what Jim Cramer said the other night during my appearance on Mad Money – that Nurtec will be one of the top 10 medicines of all time! I could not be prouder.
CLIP FROM INTERVIEW BY JIM CRAMER OF VLAD CORIC WHICH ORIGINALLY AIRED ON CNBC ON MAY 10, 2022 EMBEDDED IN VIDEO
Nurtec ODT’s journey is just beginning. Patients need you and Pfizer needs your experience in this area to make sure this brand delivers on its promise. They need your bright minds, your tireless dedication to continuing to advance this transformative medicine that will improve the lives of people with migraine. You understand the value that Nurtec ODT brings to patients better than anyone. As you prepare for your new role within Pfizer, I ask that you never lose sight of what you have achieved to date and how much your contributions are needed in the path ahead.

There are also great things ahead for members of our team who will remain to be part of Biohaven’s continuing vision to create a world-class neuroscience company.

Emerging from this week’s news is the opportunity to again reach the high bar of scientific innovation and operational excellence that has been the hallmark of Biohaven and will continue to be during our second act.

We believe everyone in our organization has an important role, no matter who your future employer is, whether Pfizer or new Biohaven, and that our collective efforts will benefit others. I see tremendous opportunity ahead for all of us. Thank you.

Disclosure Notice

This communication contains forward-looking information about Pfizer’s proposed acquisition of the Company, the Company’s related spin-off of its development stage pipeline compounds and the Company’s commercial and pipeline portfolio, including rimegepant and zavegepant, expected best-in-class and growth potential, that involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals and failure to obtain the requisite vote by the Company’s shareholders) in the anticipated timeframe or at all, including the possibility that the proposed acquisition does not close; the possibility that competing offers may be made; risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; risks related to diverting management’s attention from the Company’s ongoing business operation; negative effects of this announcement or the consummation of the proposed acquisition on the market price of the Company’s common shares and/or operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition, spin-off or the Company’s business; risks and costs related to the implementation of the separation of the Biohaven Research Ltd., including timing anticipated to complete the separation and any changes to the configuration of the businesses included in the separation if implemented; the risk that the integration of the Company and Pfizer will be more difficult, time consuming or costly than expected; other business effects and uncertainties, including the effects of industry, market, business, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; risks associated with interim data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; whether and when drug applications may be filed in particular jurisdictions for rimegepant or zavegepant or any other investigational products; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product's benefits outweigh its known risks and determination of the product's efficacy and, if approved, whether rimegepant, zavegepant or any such other products will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of rimegepant, zavegepant or any such other products; uncertainties regarding the impact of COVID-19; and competitive developments.
You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business described in the “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results” sections of its Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents filed from time to time with the U.S. Securities and Exchange Commission (the “SEC”), all of which are available at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. The Company does not give any assurance that it will achieve its expectations.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to the Company’s shareholders in connection with the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at the Company’s shareholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Company’s proxy statement. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov or on the Company’s website at https://www.biohavenpharma.com/investors.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in its proxy statement for its 2022 annual meeting of shareholders, which was filed with the SEC on March 11, 2022. Other information regarding participants in the proxy solicitations in connection with the proposed transaction, and a description of any interests that they have in the proposed transaction, by security holdings or otherwise, will be included in the proxy statement described above. These documents are available free of charge at the SEC’s web site at www.sec.gov and by going to Biohaven’s website at https://www.biohavenpharma.com/investors.